Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Adynxx, Inc.

San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 (Amendment No. 4) of our report dated June 7, 2019, relating to the financial statements of Adynxx, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

San Jose, California

November 8, 2019